Exhibit 10.22

HARTZ MOUNTAIN INDUSTRIES, INC.

Landlord,

and

VITAMIN SHOPPE INDUSTRIES INC.

Tenant

LEASE

Premises:

in

2101 91st Street

North Bergen, New Jersey

i

ii

LEASE, dated May     , 2002, between Hartz Mountain Industries, Inc., a New York corporation, having an office at 400 Plaza Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 (“Landlord”), and Vitamin Shoppe Industries Inc., a New Jersey corporation, having an office at 4700 Westside Avenue, North Bergen, New Jersey 07047 (“Tenant”).

ARTICLE 1 - DEFINITIONS

1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

A. Advance Rent: $139,996.29

B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

C. Architect: Vincent Antonacci, or as Landlord may designate.

D. Broker: Cushman & Wakefield

E. Building: The building or buildings now or hereafter located on the Land and known or to be known as 2101 91 5t Street, North Bergen, New Jersey.

F. Calendar Year: Any twelve-month period commencing on a January 1.

G. Commencement Date: The earlier of (a) the date on which both: (i) the Demised Premises shall be Ready for Occupancy, and (ii) actual possession of the Demised Premises shall have been delivered to Tenant by notice to Tenant, broom clean and vacant, or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises or any part thereof for any purpose other than the performance of Tenant’s Work. Landlord shall use reasonable efforts to have the Demised Premises Ready for Occupancy on or about June 8, 2002.

H. Common Areas: All areas, spaces and improvements in the Building and on the Land which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Building (including, but not limited to the area cross-hatched in Red on Exhibit B) and which are not exclusively available for use by a single tenant or occupant, including, without limitation, parking areas, roads (including but not limited to access through the front driveway of the Building), walkways, sidewalks, landscaped and planted areas, community rooms, if any, the managing agent’s office, if any, and public rest rooms, if any.

I. Demised Premises: The premises that is outlined in red on the floor plan attached hereto as Exhibit A. The Demised Premises contains or will contain approximately 231,718 square feet of Floor Space.

J. Expiration Date: The date that is the day before the fifteenth (15th) anniversary of the Rent Commencement Date if the Rent Commencement Date is the first day of a month, or the fifteenth (15th) anniversary of the last day of the month in which the Rent Commencement Date occurs if the Rent Commencement Date is not the first day of a month. However, if the Term is extended by Tenant’s effective exercise of Tenant’s right, if any, to extend the Term, the “Expiration Date” shall be changed to the last day of the latest extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the “Expiration Date.”

K. Fixed Rent: An amount at the following annual rates: from the Rent Commencement Date through the date which is the day before the fifth anniversary of the Rent Commencement Date (i.e. years 1-5): Seven and 25/100 Dollars ($7.25) multiplied by the Floor Space of the Demised Premises; and from the Fifth Anniversary of the Rent Commencement Date through the date which is the day before the tenth anniversary of the Rent Commencement Date (i.e. years 6-10): Eight and 40/100 Dollars ($8.40) multiplied by the Floor Space of the Demised Premises; and from the tenth anniversary of the Rent Commencement Date through the date which is the original Expiration Date (i.e. years 11-15): Nine and 85/100 Dollars ($9.85) multiplied by the Floor Space of the Demised Premises. It is intended that the Fixed Rent shall be an absolutely net return to Landlord throughout the Term, free of any expense, charge or other deduction whatsoever, with respect to the Demised Premises, the Building, the Land and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof, with respect to any interest of Landlord therein, except as may otherwise expressly be provided in this Lease.

L. Floor Space: Any reference to Floor Space of a demised premises shall mean the floor area stated in square feet bounded by the exterior faces of the exterior walls, or by the exterior or Common Areas face of any wall between the premises in question and any portion of the Common Areas, or by the center line of any wall between the premises in question and space leased or available to be leased to a tenant or occupant, plus a pro rata portion of the floor area of the Common Areas in the Building; and any reference to Floor Space of the Building shall mean the aggregate Floor Space of the demised premises leased or which Landlord has available to be leased in the Building. There will be no reduction of Floor Space measurements for setbacks for store fronts or service entrances, and Floor Space of any premises with a setback for a store front shall be measured to the line of such premises as if such premises had no setback. Any reference to the Floor Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof.

M. Guarantor: None.

N. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

O. Land: The Land upon which the Building and Common Areas are located. The Land is described on Exhibit B.

P. Landlord’s Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C.

Q. Legal Requirements: Laws and ordinances of all federal, state, city, town, county, borough and village governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

R. Mortgage: A mortgage and/or a deed of trust.

S. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

T. Operating Expenses: The sum of the following: the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement (subject, with respect to the roof, to the provisions of paragraph R9 of the Rider), maintenance, policing, insurance and operation of the Building and Land, but not including Real Estate Taxes (said Real Estate Taxes being covered by Section 6.01 of this Lease). The “Operating Expenses” shall include, without limitation, the following: (i) the cost for rent, casualty, liability, boiler and fidelity insurance, (ii) if an independent managing agent is employed by Landlord, the fees payable to such agent (provided the same are competitive with the fees payable to independent managing agents of comparable facilities; provided however that so long as Hartz Mountain Industries, Inc or its affiliate is the owner of the Demised Premises such fee shall not exceed the amount permitted pursuant to subsection (iv) below (such limitation shall not, however, be binding upon any Superior Mortgagees or Successor Landlord), (iii) costs and expenses incurred for legal, accounting and other professional services in connection with the operation of the Land and the Building (including, but not limited to, costs and expenses for in-house or staff legal counselor outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services, but not including costs and expenses incurred in connection with any negotiation of any lease in the Building, enforcement of lease provisions (other than relating to Common Areas or Rules and Regulations) or the collection of rent, plus (iv) if Landlord (or its affiliate) is itself managing the Building and has not employed an independent third party for such management, an amount equal to fifteen percent (15%) of the amounts included for the other items constituting Operating Expenses (excluding insurance) for Landlord’s home office administration and overhead cost and expense. All items included in Operating Expenses shall be calculated in accordance with generally accepted accounting principles consistently applied.

U. Permitted Uses: Warehousing, distribution and related packaging of non-hazardous materials and ancillary offices and, subject to compliance by Tenant with applicable Legal Requirements, a warehouse outlet store incidental to the operation of the warehouse portion of the Demised Premises in an area not to exceed the lesser of (i) 7,000 square feet or (ii) the size permitted by applicable zoning requirements.

V. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

W. Ready for Occupancy: The condition of the Demised Premises when for the first time: (a) the Landlord’s Work shall have been substantially completed and a temporary permanent, or continuing Certificate of Occupancy shall have been issued permitting use of the

Demised Premises for the Permitted Uses, or (b) the following have occurred: (1) the Landlord’s Work shall have been substantially completed to the extent required such that the non-completion of any remaining Landlord’s Work would not prevent the issuance of a temporary, permanent, or continuing Certificate of Occupancy, permitting the lawful occupancy of the Demised Premises by Tenant for the Permitted Uses upon completion of Tenant’s Work by Tenant and (2) the Architect shall have delivered a certificate to Tenant that Landlord’s Work has been so completed The Landlord’s Work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Demised Premises.

X. Real Estate Taxes: The real estate taxes, assessments and special assessments imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities, and any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof.

Y. Rent: The Fixed Rent and the Additional Charges.

Z. Rent Commencement Date: The date which is earlier to occur of: (a) the date which is sixty (60) days after Commencement Date and (b) the date which is sixty (60) days after the date specified by Landlord in a written notice to tenant that Tenant shall be permitted to enter upon the Demised Premises for the purpose of commencement of Tenant’s Work, other than the mere taking of measurements (or such earlier date as Tenant actually enters upon the Demised Premises for the purpose of commencement of Tenant’s Work other than the mere taking of measurements), but the Rent Commencement Date shall not be earlier than August 1, 2002, unless the Tenant occupies the Demised Premises for the conduct of Tenant’s business, other than the performance of Tenant’s Work prior to such date.

AA. Rules and Regulations: The reasonable rules and regulations, if any, that may be promulgated by Landlord from time to time, which may be reasonably changed by Landlord from time to time, as more particularly provided in Section 14.01 hereof.

BB. Security Deposit: Such amount as Tenant has deposited or hereinafter deposits with Landlord as security under this Lease. Tenant has deposited the sum of $4l9,988.87 with Landlord in the form of a letter of credit, as security hereunder as of the date hereof.

CC. Successor Landlord: As defined in Section 9.03.

DD. Superior Lease: Any lease to which this Lease is, at the time referred to, subject and subordinate.

EE. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

FF. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

GG. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

HH. Tenant’s Fraction: The Tenant’s Fraction shall mean the fraction, the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building (i.e. 66.4%). If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work or otherwise, the Tenant’s Fraction shall be changed to the fraction, the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building. In the event Landlord determines that Tenant’s utilization of any item of Operating Expenses exceeds the fraction referred to above, Tenant’s Fraction with respect to such item shall, at Landlord’s option, mean the percentage of any such item (but not less than the fraction referred to above) which Landlord reasonably estimates as Tenant’s proportionate share thereof.

II. Tenant’s Property: As defined in Section 16.02.

JJ. Tenant’s Work: The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord’s Work) to equip, decorate and furnish the Demised Premises for Tenant’s occupancy.

KK. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

LL. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

ARTICLE 2 - DEMISE AND TERM

2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. This Lease is subject to (a) any and all existing encumbrances, conditions, rights, covenants, easements, restrictions and rights of way, of record, and other matters of record, applicable zoning and building laws, regulations and codes, and such matters as may be disclosed by an inspection or survey, and (b) easements now or hereafter created by Landlord in, under, over, across and upon the Land for sewer, water, electric, gas and other utility lines and services now or hereafter installed, provided, however, Landlord represents covenants and warrants to Tenant that the Demised Premises may as of the date hereof be used and occupied for the purposes set forth herein; and that the foregoing shall in no manner interfere with Tenant’s use and quiet enjoyment of the Demised Premises, provided however that no representation or warranty is made with respect to any retail use or any use other than as a warehouse distribution facility. Promptly following the Commencement Date, the parties hereto shall, upon request or either Landlord or Tenant, enter into an agreement in form and substance satisfactory to Landlord setting forth the Commencement Date.

ARTICLE 3 - RENT

3.01. Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the Advance Rent, to be applied against the first installment or installments of Fixed Rent becoming due under this Lease). If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated.

3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord’s agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.

3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant’s right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

3.05. In the event that any installment of Rent due hereunder shall be overdue, a “Late Charge” equal to four percent (4%) or the maximum rate permitted by law, whichever is less (“Late Payment Rate”) for Rent so overdue may be charged by Landlord for each month or part thereof that the same remains overdue. Notwithstanding the preceding sentence, provided Tenant is not otherwise in default under this Lease beyond applicable notice and cure periods, Landlord shall waive the Late Charge with respect to Tenant’s first two (2) late payments of Rent within each consecutive twelve month period during the Term, provided further that Tenant pays such late Rent within ten (10) days after written notice or invoice that same has not been paid. In the event that any check tendered by Tenant to Landlord is returned for insufficient funds, Tenant shall pay to Landlord, in addition to the charge imposed by the preceding sentence, a fee of $25.00. Any such Late Charges if not previously paid shall, at the option of the Landlord, be added to and become part of the next succeeding Rent payment to be made hereunder.

ARTICLE 4 - USE OF DEMISED PREMISES

4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

4.02. If any governmental license or permit, shall be required for the proper and lawful conduct of Tenant’s business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the certificate of occupancy or certificate of continued occupancy (a “Certificate of Occupancy”) for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs or tends to impair the character, reputation or appearance of the Building; (e) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building.

4.03. Tenant shall not conduct any warehouse sale at the Demised Premises without Landlord’s prior written consent. Outlet store sales from the Retail Premises permitted by paragraph R2 of the Rider to this Lease shall not be considered warehouse sales for purposes of this Section 4.03. Provided Tenant is not in default of its obligations under this Lease, Landlord agrees not to unreasonably withhold its consent to not more than three (3) warehouse sales in any consecutive twelve (12) month period. Tenant shall pay to Landlord as an Additional Charge, an amount equal to five percent (5%) of Gross Receipts (as hereinafter defined) from any warehouse sale conducted at the Demised Premises, payable within fifteen (15) days after the warehouse sale. Tenant shall comply, at Tenant’s sole cost and expense with all Legal Requirements with respect to any warehouse sale. Any warehouse sale conducted by Tenant shall be not more than four (4) consecutive days in duration. As used herein Gross Receipts shall mean the dollar aggregate of: (a) the actual sales price of all goods and merchandise sold, leased or licensed and the charges for all services performed by Tenant or otherwise in connection with all business conducted at such warehouse sale, whether made for cash, by check, credit or otherwise, without reserve or deduction for inability or failure to collect the same, including, without limitation, sales and services (i) where the orders therefor originate at or are accepted at or from the Demised Premises, whether delivery or performance thereof is made at or from the Demised Premises or any other place, it being understood that all sales made and orders received at or from the Demised Premises shall be deemed to have been made and completed therein even though the orders are fulfilled elsewhere or the payments of account are transferred to some other office for collection, and (ii) where the orders therefor result from solicitation off the Demised Premises but which are conducted by personnel operating from or reporting to or under the control or supervision of any person at the Demised Premises, and (b) all monies or other things of value received by Tenant from its operations at the Demised Premises (which are not excluded from Gross Receipts by the next succeeding sentence) including all finance charges, cost of gift or merchandise certificates and all deposits not refunded to customers. Gross Receipts shall not include (x) the exchange of merchandise between stores of Tenant where such exchange is made solely for the convenient operation of Tenant’s business and neither for the purpose of depriving Landlord of the benefits of a sale which would otherwise be made at or from the Demised Premises nor for the purpose of consummating a sale which has been theretofore made at or from the Demised Premises, or (y) the amount of any city, county, state or federal sales tax, luxury tax or excise tax on sales if the tax is added to the selling price and separately stated and actually paid to the taxing authority by Tenant; provided, however, no franchise or capital stock tax and no income or similar tax based upon income, profits or Gross Receipts shall be deducted from Gross Receipts in any event whatsoever. Cash or credit refunds made upon transactions included within the Gross Receipts, but not exceeding the selling price of merchandise returned by the purchaser and accepted by Tenant, shall be deducted from the Gross Receipts for the period when such refunds are made. Each charge or sale upon installment or credit or layaway, so called, shall be treated as a sale for the full price irrespective of the time when Tenant shall receive payment from its customer. For purposes of this paragraph the word “Tenant” shall include any of Tenant’s subtenants, concessionaires and licensees.

ARTICLE 5 - PREPARATION OF DEMISED PREMISES

5.01. The Demised Premises shall be completed and prepared for Tenant’s occupancy in the manner described in, and subject to the provisions of, Exhibit C. Tenant shall occupy the Demised Premises promptly after the same are Ready for Occupancy and possession thereof is delivered to Tenant by Landlord giving to Tenant a notice of such effect. Except as expressly provided to the contrary in this Lease, the taking of possession by Tenant of the Demised Premises shall be conclusive evidence as against Tenant that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was taken. Except as expressly provided to the contrary in this Lease, Tenant is leasing the Demised Premises “as is” on the date hereof, subject to reasonable wear and tear.

5.02. If the substantial completion of the Landlord’s Work shall be delayed due to (a) any act or omission of Tenant or any of its employees, agents or contractors (including, without limitation, [i] any delays due to changes in or additions to the Landlord’s Work, or [ii] any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or (b) any additional time needed for the completion of the Landlord’s Work by the inclusion in the Landlord’s Work of any items specified by Tenant that require long lead time for delivery or installation, then the Demised Premises shall be deemed Ready for Occupancy on the date when they would have been ready but for such delay(s). The Demised Premises shall be conclusively presumed to be in satisfactory condition on the Commencement Date except for the minor or insubstantial details of which Tenant gives Landlord notice within thirty (30) days after the Commencement Date specifying such details with reasonable particularity.

5.03. Landlord represents that as of the date hereof the prior tenant of the Demised Premises has vacated and that prior lease of the Demised Premises to Webvan has been terminated and is of no further force or effect with respect to the Demised Premises.

5.04. Landlord reserves the right, subject to the provisions of paragraph R16 of the Rider, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas and the Building and any other buildings and other improvements on the Land, including, without limitation, the right to move and/or remove same, provided same shall not unreasonably block or interfere with Tenant’s parking, or use of, or means of ingress or egress to and from, the Demised Premises.

ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

6.01. Tenant shall pay to Landlord, as hereinafter provided, Tenant’s Fraction of the Real Estate Taxes. Tenant’s Fraction of the Real Estate Taxes shall be the Real Estate Taxes in respect of the Building for the period in question, multiplied by the Tenant’s Fraction, plus the Real Estate Taxes in respect of the Land for the period in question, multiplied by the Tenant’s Fraction. If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the Floor Space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall estimate the annual amount of Tenant’s Fraction of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord 1/l2th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord on demand from time to time the amount which, together with said monthly installments, will be sufficient in Landlord’s estimation to pay Tenant’s Fraction of any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same, and the figures used for computing Tenant’s Fraction of the same, and if Tenant’s Fraction so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord’s estimate, Tenant shall pay to Landlord the deficiency within twenty (20) days after submission of such statement, or Landlord shall, at its sole election, either refund to Tenant the excess or apply same to future installments of Real Estate Taxes due hereunder. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due. If any special or added assessment is payable in installments Landlord will elect that same shall be payable in the longest period offered by the municipality (provided however that any such assessment resulting from any alteration or other work performed by Tenant shall be paid by Tenant in its entirety during the Term and prior to the expiration or sooner termination of this Lease). The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Floor Space referred to will be based upon the average of the Floor Space in existence on the first day of each month during the period in question. In addition to the foregoing, Tenant shall be responsible for any Real Estate Taxes attributable to assessments for improvements installed by or for the account of Tenant at the Demised Premises. If the Demised Premises are not separately assessed, the amount of any such increase shall be determined by reference to the records of the tax assessor. The Tenant shall not be responsible for any increases in Real Estate Taxes attributable to assessments for interior improvements installed by or for the account of any other tenant of the Building outside of the Demised Premises which are solely for the exclusive benefit of such other tenant.

6.02. Real Estate Taxes, whether or not a lien upon the Demised Premises shall be apportioned between Landlord and Tenant at the beginning and end of the Term; it being intended that Tenant shall pay only that portion of the Real Estate Taxes as is allocable to the Demised Premises for the Term.

6.03. Tenant shall pay to Landlord Tenant’s Fraction of the Operating Expenses within twenty (20) days after Landlord submits to Tenant an invoice for same.

6.04. Each such statement given by Landlord pursuant to Section 6.01 or Section 6.03 shall be conclusive and binding upon Tenant unless within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 34. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within twenty (20) days after receipt of such statement, pay the Additional Charges in accordance with Landlord’s statement, without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay to Tenant the amount of Tenant’s overpayment resulting from compliance with Landlord’s statement.

ARTICLE 7 - COMMON AREAS

7.01. Except as may be otherwise expressly provided in this Lease and so long as Tenant is not in default under this Lease beyond any applicable notice or cure period, Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes. Landlord reserves the right, subject to the provisions of paragraph R16 of the Rider, at any time and from time to time, to construct within the Common Areas kiosks, and to install vending machines, telephone booths, benches and the like, provided same shall not unreasonably block or interfere with Tenant’s parking or use of, or means of ingress or egress to and from, the Demised Premises.

7.02. So long as Tenant is not in default in the payment of Rent or of any other material obligation of Tenant under this Lease beyond any applicable notice or cure period, Tenant and its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall, during the Term, have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations, to use the Common Areas. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas when in Landlord’s reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such areas, (c) to discourage unauthorized parking, or (d) to protect or preserve natural persons or property. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable to improve or maintain same.

7.03. Tenant agrees that it, any subtenant or licensee and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only where and as permitted by Landlord. Tenant will, if and when so requested by Landlord, furnish Landlord with the license numbers of any vehicles of Tenant, any subtenant or licensee and their respective officers, employees and agents.

ARTICLE 8 - SECURITY

8.01. (a) In the event Tenant deposits with Landlord any Security Deposit, the same shall be held as security for the full and faithful payment and performance by Tenant of Tenant’s obligations under this Lease. If Tenant defaults in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of Tenant’s obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid. If Tenant shall fully and faithfully pay and perform all of Tenant’s obligations under this Lease, the Security Deposit or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Land, Landlord shall have the right to transfer the security to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

8.01. (b) In lieu of the cash security required by this Lease, Tenant shall provide to Landlord an irrevocable transferable Letter of Credit in the amount of the Security Deposit in form and substance satisfactory to Landlord and issued by a financial institution approved by

Landlord. Landlord (Landlord acknowledges that as of the date of this Lease Antares Bank is an acceptable financial institution for purposes of this paragraph) shall have the right, upon written notice to Tenant (except that for Tenant’s non-payment of Rent or for Tenant’s failure to comply with Article 8.03, no such notice shall be required) and regardless of the exercise of any other remedy the Landlord may have by reason of a default, to draw upon said Letter of Credit to cure any default of Tenant or for any purpose authorized by section 8.01(a) of this Lease and if Landlord does so, Tenant shall, upon demand, additionally fund the Letter of Credit with the amount so drawn so that Landlord shall have the full deposit on hand at all times during the Term of the Lease and for a period of thirty (30) days’ thereafter. In the event of a sale of the Building or a lease of the Building subject to this Lease, Landlord shall have the right to transfer the security to the vendee or lessee.

8.02. The Letter of Credit shall expire not earlier than thirty (30) days after the Expiration Date of this Lease. The Letter of Credit may be of the type which is automatically renewed on an annual basis (Annual Renewal Date), provided however, in such event Tenant shall maintain the Letter of Credit and its renewals in full force and effect during the entire Term of this Lease (including any renewals or extensions) and for a period of thirty (30) days thereafter. The Letter of Credit will contain a provision requiring the issuer thereof to give the beneficiary (Landlord) sixty (60) days’ advance written notice of its intention not to renew the Letter of Credit on the next Annual Renewal Date.

8.03. In the event Tenant shall fail to deliver to Landlord a substitute irrevocable Letter of Credit, in the amount stated above, on or before thirty (30) days prior to the next Annual Renewal Date, said failure shall be deemed a default under this Lease. Landlord may, in its discretion treat this the same as a default in the payment of Rent or any other default and pursue the appropriate remedy. In addition, and not in limitation, Landlord shall be permitted to draw upon the Letter of Credit as in the case of any other default by Tenant under the Lease.

8.04. Provided Tenant is not then in default of its obligations under this Lease (beyond any applicable notice and cure period and Tenant timely cures any such default with such notice and cure period), Landlord shall consent to a reduction of the Security Deposit to an amount equal to two months’ Fixed Rent (i.e. Two Hundred Seventy-Nine Thousand Nine Hundred Ninety-Two & 58/100 Dollars ($279,992.58) on the Rent Commencement Date. Provided Tenant is not then in default of its obligations under this Lease (beyond any applicable notice and cure period and Tenant timely cures any such default with such notice and cure period), Landlord shall consent to a reduction of the Security Deposit to an amount equal to one month’s Fixed Rent (i.e. One Hundred Thirty-Nine Thousand Nine Hundred Ninety-Six & 29/100 Dollars ($139,996.29) on the tenth (10th) anniversary of the Rent Commencement Date. Such reductions shall be reflected by an amendment of the Letter of Credit in form and substance reasonably satisfactory to Landlord. In no event however shall the Letter of Credit contain a provision for its automatic reduction.

ARTICLE 9 - SUBORDINATION

9.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all Mortgages which may now affect the Land and/or building whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. Provided that (a) a future Mortgagee seeking to be a Superior Mortgagee shall execute and deliver to Tenant an agreement, in recordable form, substantially in the form attached hereto and made a part hereof as Exhibit F-1, or if required by such Mortgagee, in such Mortgagee’s then standard form to the effect that, provided no event of default beyond any applicable notice and cure period has occurred and is continuing hereunder, such Superior Mortgagee will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Superior Mortgagee against Landlord under its Superior Mortgage, and to the further effect that if there shall be a foreclosure of its Superior Mortgage, that the Superior Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant’s possession under this Lease, or terminate or disturb Tenant’s Leasehold estate or rights, hereunder, or (b) each future Superior Lessor shall execute and deliver to Tenant a non-disturbance agreement, in recordable form, reasonably satisfactory to Landlord and Tenant to the effect that, provided no event of default beyond any applicable notice and cure period has occurred and is continuing hereunder, such Superior Lessor will neither name nor join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Superior Lessor against Landlord under its Superior Lease, and to the further effect that if its Superior Lease shall terminate or be terminated for any reason, such Superior Lessor will recognize Tenant as the direct tenant of such Superior Lessor on the same terms as are contained in this Lease (any such agreement of similar import from a Superior Mortgagee or a Superior Lessor, as the case may be, being hereinafter referred to as a “Non-Disturbance Agreement”), this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages made by Landlord or any Superior Lessor or their successors or assigns which may now or hereafter affect the Land and/or building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within 10 days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant.

9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (“Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; (c) be liable for the return of any Security Deposit, in whole or in part, to the extent that same is not paid over to the Successor Landlord; or (d) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

9.04. If any then present or prospective Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall request, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under this Lease.

9.05. (a) Landlord shall request that its current Superior Mortgagee provide Tenant with a Non-Disturbance Subordination and Attornment Agreement (herein referred to as an “SNDA”) substantially in the form attached hereto as Exhibit F-2. In the event said Superior Mortgagee does not provide such SNDA within ten (10) business days after the date of execution of this Lease, either Landlord or Tenant may terminate this Lease upon written notice to the other, given not later than eleven (11) business days after the date of execution of this Lease by Landlord and Tenant; provided, however that Landlord shall have the right to render such termination notice from Tenant null and void, if Landlord obtains such SNDA prior to the date which is five (5) days after receipt of Tenant’s termination notice hereunder. If such termination notice is not given by the date which is ten (10) business days after the date of execution of this Lease by Landlord and Tenant, the parties shall have forever waived their respective rights to terminate this Lease pursuant to this Section 9.05(a), time being of the essence with respect to the exercise of such right. The provisions of this Section 9.05(a) shall apply only with respect to the Superior Mortgagee as of the date of execution of this Lease by landlord and Tenant and shall not be applicable with respect to future Mortgagees or future Superior Mortgagees.

(b) Landlord shall request that any present or future Superior Mortgagee make the proceeds of insurance available for restoration, subject to such Superior Mortgagee’s customary conditions for application of such proceeds to restoration. The failure or refusal of such Superior Mortgagee to agree to such provision shall not effect the Tenant’s obligations under this Lease or be construed as a breach of this Lease by Landlord or such Superior Mortgagee.

ARTICLE 10 - QUIET ENJOYMENT

10.01. So long as Tenant pays all of the Rent and performs all of Tenant’s other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any Person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages.

ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, or offer or advertise to do so, (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord.

Landlord agrees not to unreasonably withhold or delay its consent to the subletting of the Demised Premises or an assignment of this Lease. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease and assignment, including, without limitation, the following: (i) The business reputation of the proposed assignee or subtenant and its officers or directors in relation to the other tenants or occupants of the Building or Development; (ii) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the other tenants or occupants of the Building or Development; (iii) whether the proposed assignee or subtenant is then a tenant (or subsidiary, affiliate or parent of a tenant) of other space in the Building or Development, or any other property owned or managed by Landlord or its affiliates; (iv) the financial condition of the proposed assignee or subtenant; (v) restrictions, if any, contained in leases or other agreements affecting the Building and the Development; (vi) the effect that the proposed assignee’s or subtenant’s occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and the Development; (vii) the extent to which the proposed assignee or subtenant and Tenant provide Landlord with assurances reasonably satisfactory to Landlord as to the satisfaction of Tenant’s obligations hereunder. In any event, at no time shall there be more than two (2) subtenants of the Demised Premises permitted (i.e. three occupants inclusive of Tenant).

In the event the Demised Premises are sublet or this Lease is assigned, Tenant shall pay to Landlord as an Additional Charge the following amounts less the actual reasonable expense incurred by Tenant in connection with such assignment or subletting, as substantiated by Tenant, in writing, to Landlord’s reasonable satisfaction, including, without limitation, a reasonable brokerage fee and reasonable legal fees, as the case may be (the Additional Charges payable hereunder being referred to sometimes herein as the “Excess Amount”): (i) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (which amount, if paid prior to the fifth anniversary of the Commencement Date, shall be pro rated with respect to the portion of the Term remaining after the fifth anniversary of the Commencement date as of the effective date of such assignment), and (ii) in the case of a sublease, fifty percent (50%) of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges payable with respect to the portion of the Term after the fifth anniversary of the Commencement Date of this Lease during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof.

Tenant shall not be required to obtain Landlord’s consent to an assignment or sublease to an Affiliate of Tenant or to a transaction expressly permitted without Landlord’s consent pursuant to Section 11.02 hereof, provided however that Tenant shall be required to comply with and with the notice and other provisions of this Article 11 (including but not limited to Section 11.02 where applicable) with respect to such assignment or sublease. The Tenant shall not be required to pay the Excess Amount with respect to any assignment or sublease to an Affiliate of Tenant or with respect to a transaction expressly permitted without Landlord’s consent pursuant to Section 11.02 hereof Notwithstanding anything contained herein to the contrary Tenant shall not form or sublet, assign or transfer to a Tenant Affiliate, or merge, consolidate or enter into any transaction covered by Section 11.02 hereof for the principal or primary purpose of evading the Excess Amount payments otherwise required hereunder, or the restrictions on subletting, assignment or transfer otherwise provided in this Lease (such assignment, subletting, transfer, merger, consolidation or transaction being referred to herein as an “Evasion Transfer”); in the event of any such Evasion Transfer Tenant shall be required to comply with Excess Amount provisions and the restrictions on subletting, assignment and transfer otherwise provided in this Article 11 (including, but not limited to Landlord’s recapture rights pursuant to section 11.08) as if such subtenant, assignee or transferee were not an Affiliate of Tenant or such transaction were not permitted pursuant to Section 11.02 hereof. As used herein the phrases “Affiliate of Tenant” and “Tenant Affiliate” shall mean any entity which is fifty percent or more (50%) owned by Tenant or of which Tenant owns fifty (50%) percent or more or which is fifty (50%) percent or more owned by a Person who owns fifty (50%) percent or more of Tenant (including but not limited to such ownership resulting from merger or consolidation). For purposes of the immediately preceding sentence “owned” and “owns” shall mean ownership of the voting stock (if a corporation), partnership interest (if a partnership) or membership interest (if a limited liability company).

11.02. Except for any Evasion Transfer, in the event as the result of any public offering of securities, merger, consolidation, debt issuance, recapitalization or transfer of all or substantially all of the assets of Tenant, the Tenant (or if applicable, the transferee or successor) has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such public offering of securities, merger, consolidation, debt issuance, recapitalization or transfer such transaction shall not be deemed to be an assignment for which Landlord’s consent would have been required pursuant to Section 11.01 hereof. Proof satisfactory to Landlord of such net worth shall be delivered to Landlord within five (5) days after the effective date of any such transaction (however Tenant shall provide Landlord notice of such transaction prior to the date of such transaction where Tenant is not bound by a confidentiality obligation). Landlord agrees that the provisions of this Section 11.02 shall not apply to the initial public offering, if any, of the stock of Tenant, nor to any transfers of stock of Tenant so long as Tenant is a publicly traded company listed on a national securities exchange, and such transfer will not result in Tenant ceasing to be such publicly traded company listed on such national exchange. Tenant will produce proof reasonably satisfactory to Landlord of compliance with the provisions of this Section 11.02 upon request of Landlord.

11.03. If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 11.01 or Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 11. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

11.04. Any permitted assignment or transfer, whether made with Landlord’s consent pursuant to Section 11.01 or without Landlord’s consent if permitted by Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume Tenant’s obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other Person(s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant’s other obligations under this Lease.

11.05. The liability of the original named Tenant and any other Person(s) (including but not limited to any Guarantor) who at any time are or become responsible for Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord extending the time of, or modifying any of the terms or obligations under this Lease, or by any waiver or failure of Landlord to enforce, any of this Lease.

11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of

Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the absolute right to withhold its consent to an assignment, subletting to, or occupancy by, a Person who is either (i) otherwise a tenant or occupant of the Building, or (ii) of a building owned or managed by Landlord or its affiliated entities in the event Landlord or its affiliates have or reasonably anticipate having within three (3) months of the date of the commencement of such proposed assignment or subletting, a substantially equivalent sized space for a substantially equivalent term available in a property owned or managed by Landlord or any of its affiliates located within a radius of five (5) miles of the Demised Premises. Tenant shall not place any for rent or similar signs on the Land, the Building or the exterior areas of the Demised Premises, Tenant may advertise in a newspaper with respect to any permitted assignment or sublease hereunder, and may list, at Tenant’s sole cost and expense (and at no cost or expense or liability to Landlord), such subletting or assignment with a broker, provided that neither the address of the Demised Premises nor any reference to Landlord or its affiliates is included in any such advertising by Tenant or such broker.

11.07. Without limiting any of the provisions of Article 27, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year’s Fixed Rent plus an amount the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant’s obligations under this Lease, to be held and applied in the manner specified for security in Article 8.

11.08. If Tenant shall propose to assign or in any manner transfer this Lease or any interest therein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Demised Premises by any Person, Tenant shall give notice thereof to Landlord, together with a copy of the proposed instrument that is to accomplish same and such financial and other information pertaining to the proposed assignee, transferee, subtenant, concessionaire or licensee as Landlord shall require. If Tenant does not consummate the subject transaction within 60 days after such notice to Landlord, and such transaction is not terminated, Tenant shall again be required to provide notice pursuant to provisions of this Section 11.08 as if the notice by Tenant referred to above in this Section 11.08 had not been given. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Demised Premises unless each request by Tenant is accompanied by a non-refundable fee payable to Landlord in the amount of One Thousand Dollars ($1,000.00) to cover Landlord’s administrative, legal, and other costs and expenses incurred in processing each of Tenant’s requests. Neither Tenant’s payment nor Landlord’s acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request.

ARTICLE 12 - COMPLIANCE WITH LAWS

12.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability- thereof to the Demised Premises, in accordance with Section 12.02.

12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not file any Real Estate Tax Appeal with respect to the Land, Building or the Demised Premises, without Landlord’s consent, except as provided in Section 12.03 hereof.

12.03. In the event Tenant, in writing, requests Landlord to pursue an appeal of the Real Estate Taxes with respect to the Demised Premises and Landlord refuses, in writing to file and prosecute such appeal, provided (1) Tenant shall not then be in default hereunder beyond any applicable notice or cure periods, and (2) the pending tax appeal freeze, if any, has been terminated, Tenant may file and pursue, at Tenant’s sole cost and expense, such Real Estate Tax appeal. Landlord shall have the right, but not the obligation, to have its counsel join in any such Real Estate Tax appeal as co-counsel. If Tenant cannot proceed in its own name, Landlord shall permit Tenant to proceed in Landlord’s name and Landlord shall execute an documents required thereby and promptly return the same to Tenant. If either party shall prosecute a Real Estate Tax Appeal, the other party will cooperate and furnish any pertinent information in its files reasonably required by the prosecuting party. In the event a Real Estate Tax Appeal is filed by Tenant, or by Landlord, at Tenant’s request, Tenant shall indemnify and hold Landlord harmless from an loss, damage, cost, liability and expense (including but not limited to attorney’s fees and experts fees) arising from or incurred in connection with such Real Estate Tax Appeal. In the event any Real Estate Tax appeal is filed by Tenant: (i) Tenant shall provide Landlord with written notice of Tenant’s intention to file such tax appeal not less than thirty (30) days prior to the filing of same and Tenant shall provide Landlord with copies of all filings and an appraisal reports and discovery obtained in connection therewith, (ii) Landlord reserves the right, but not the obligation, to prosecute such appeal itself and in such event may require Tenant to withdraw any appeal filed by Tenant in the event Landlord files an appeal with respect to the subject matter of Tenant’s appeal, or at Landlord’s option, Landlord shall have the right at any time, but not the obligation, to prosecute such appeal itself, (iii) any such appeal shall be at Tenant’s sole cost and expense, (iv) Tenant shall indemnify Landlord against the cost thereof and against an liability for damages, interest, penalties and expenses (including experts’ and attorneys’ fees and expenses), resulting from or incurred in connection with any Real Estate Tax appeal commenced pursuant to this paragraph, including but not limited to any increase in Real Estate Taxes resulting therefrom, (v) Tenant shall keep Landlord advised as to the status of any such proceedings filed by Tenant, and (vi) any engagement or retainer agreement entered into by Tenant with any attorney, consultant or expert with respect to such appeal shall be subject to the prior review and approval of Landlord (any such approval not to be construed as obligating Landlord with respect to such agreement). If any cash payment refund is received as a result of such proceedings the party herein paying the costs of such proceeding shall be entitled to reimbursement from such cash payment of its reasonable costs incurred as a result of pursuing such proceeding (the “Cost Reimbursement”). In the event that Landlord receives a refund for Real Estate Taxes with respect to the Demised Premises from any taxing authority for any period in respect to which Tenant paid additional charges in lieu of Real Estates Taxes pursuant to paragraph R4 of the Rider, with respect to the initial Term or Real Estate Taxes pursuant to Section 6.01 with respect to the Extended Term of this Lease, Landlord shall promptly notify Tenant thereof and, provided that Tenant shall not then be in default hereunder beyond any applicable notice and/or cure period, refund to Tenant, Tenant’s Fraction of the net amount of the such refund or credit, after deducting the following amounts: (a) with respect to the initial Term, the sum of (i) the difference between (A) the actual Real Estate Taxes paid by Landlord on the Demised Premises in excess of $1.50 per square foot of Floor Space per annum and (B) the Real Estate Taxes paid by Tenant (pursuant to Section 6.01 or paragraph R4 of the Rider), (ii) the amount of any credit or reduction in Fixed Rent provided to Tenant pursuant to paragraph R4(a)(ii) of the Rider for such period, and (iii) the Cost Reimbursement; and (b) with respect to the Extended Period, (i) the sum of the (A) the Real Estate Taxes paid by Tenant (pursuant to Section 6.01) and (ii) the Cost Reimbursement, to the extend paid or payable by Landlord. In the event Tenant obtains directly from any taxing authority any refund in connection with any such tax appeal, such refund shall be paid over to Landlord.

ARTICLE 13 - INSURANCE AND INDEMNITY

13.01. Landlord shall maintain or cause to be maintained All Risk insurance in respect of the Building and other improvements on the Land normally covered by such insurance (except for the property Tenant is required to cover with insurance under Section 13.02 and similar property of other tenants and occupants of the Building or buildings and other improvements which are on land neither owned by nor leased to Landlord) for the benefit of Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, but not for the benefit of Tenant, and shall maintain rent insurance as required by any Superior Lessor or any Superior Mortgagee. The All Risk insurance will be in the amounts required by any Superior Lessor or any Superior Mortgagee but not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Landlord may also maintain any other forms and types of insurance which Landlord shall deem reasonable in respect of the Building and Land. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

13.02. Tenant shall maintain the following insurance: (a) commercial general liability insurance in respect of the Demised Premises and the conduct and operation of business therein, having a limit of liability not less than a $5,000,000 per occurrence for bodily injury or property damage coverage to include but not be limited to premises/operations, completed operations, contractual liability and product liability, (b) automobile liability insurance covering all owned, hired and non-owned vehicles used by the Tenant in connection with the premises and any loading or unloading of such vehicles, with a limit of liability not less than $2,000,000 per accident and (c) worker’s compensation and employers liability insurance as required by statutes, but in any event not less than $500,000 for Employers Liability; (d) All Risk insurance in respect of loss or damage to Tenant’s stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant in the Demised Premises in an amount equal to the full replacement value thereof as same might increase from time to time or such higher amount as either may be required by the holder of any fee mortgage, or is necessary to prevent Landlord and/or Tenant from becoming a co-insurer. Such insurance shall include coverage for property of others in the care, custody and control of Tenant in amounts sufficient to cover the replacement value of such property, to the extent of Tenant’s liability therefor; and (e) such other insurance as Landlord may reasonably require. Landlord may at any time and from time to time require that the limits for the general liability insurance to be maintained by Tenant be increased to the limits that new tenants in the Building are required by Landlord to maintain. Tenant shall deliver to Landlord and any additional insured(s) certificates for such fully paid-for policies upon execution hereof. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies acceptable to Landlord, having a Bests Rating of not less than A, Class VII (or an equivalent S&P rating if requested by Landlord), and licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be canceled unless Landlord and any additional insured(s) are given at least thirty (30) days’ prior written notice of such cancellation. The policies and certificates of insurance (such certificates to be on Acord form 27 or its equivalent) to be delivered to Landlord by Tenant pursuant to this Section 13.02 (other than workers compensation insurance) shall name Landlord as an additional insured and, at Landlord’s request, shall also name any Superior Lessors or Superior Mortgagees as additional insureds, and the following phrase must be typed on the certificate of insurance: “Hartz Mountain Industries, Inc., and its respective subsidiaries, affiliates, associates, joint ventures, and partnerships, and (if Landlord has so requested) Superior Lessors and Superior Mortgagees are hereby named as additional insureds as their interests may appear. It is intended for this insurance to be primary and non-contributing.” Tenant shall give Landlord at least thirty (30) days’ prior written notice that any such policy is being canceled or replaced.

13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant’s business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect of the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

13.04. Intentionally Omitted.

13.05. (a) Neither Landlord nor any Superior Lessor shall be liable or responsible for, and Tenant hereby releases Landlord and each Superior Lessor from, all liability and responsibility to Tenant and any Person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Demised Premises or to Tenant’s business irrespective of the cause of such injury, loss or damage, and Tenant shall require its insurers to include in all of Tenant’s insurance policies which could give rise to a right of subrogation against Landlord or any Superior Lessor a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord and such Superior Lessors or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

(b) Tenant shall not be liable or responsible, and Landlord hereby releases Tenant from, all liability and responsibility to any insurer of Landlord claiming by, through or under Landlord, by way of subrogation, for any injury, loss or damage to any person or property in or around the Building or to Landlord’s business irrespective of the cause of such injury, loss or damage, and Landlord shall require its insurers to include in all of Landlord’s insurance policies which could give rise to a right of subrogation against Tenant a clause or endorsement whereby the insurer waives any rights of subrogation against or permits .the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

ARTICLE 14 - RULES AND REGULATIONS

14.01. Tenant and its employees and agents shall faithfully observe and comply with such rules and regulations and such reasonable changes therein (whether by modification,

elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant (herein the “Rules and Regulations”), which in Landlord’s reasonable judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, or the Common Areas, and which do not unreasonably affect the conduct of Tenant’s business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. In the event Landlord issues such Rules and Regulations, such Rules and Regulations shall not be enforced by Landlord against Tenant in a discriminatory manner. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to issue Rules and Regulations or enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees.

ARTICLE 15 - ALTERATIONS AND SIGNS

15.01. Tenant shall not make any structural alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roof, or floors thereof, or change the exterior color or architectural treatment of the Building, or make any non-structural alterations costing One Hundred Thousand Dollars ($100,000.00) or more (consistent with the use of a first class warehouse distribution center) in the aggregate, without on each occasion first obtaining the consent of Landlord, which consent with respect to non-structural alterations shall not be unreasonably withheld or delayed. In all events Tenant shall submit to Landlord a detailed description of such work, and where required for compliance with Legal Requirements or reasonably requested by Landlord, plans and specifications for such work at the time Landlord’s consent is sought, or if no consent is required, prior to commencement of such proposed alterations. Landlord shall have the right to require restoration of any alterations performed by Tenant, except that restoration of any alterations performed by Tenant as part of Tenant’s Work for Tenant’s initial occupancy shall not be required to be restored, provided such Tenant’s plans for same are approved by Landlord in advance of such work. Tenant shall, except with respect to the Tenant’s Work performed in connection with Tenant’s initial occupancy of the Demised Premises, pay to Landlord upon demand the reasonable cost and expense of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. Before proceeding with any permitted alteration which will cost more than $100,000 (exclusive of the costs of decorating work and items constituting Tenant’s Property), as estimated by a reputable contractor designated by Landlord, Tenant shall, except with respect to the Tenant’s Work performed in connection with Tenant’s initial occupancy of the Demised Premises, obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey), each in an amount equal to 125% of such estimated cost and in form satisfactory to Landlord, or (ii) such other security as shall be reasonably satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant in respect to the adequacy, correctness or efficiency thereof or otherwise.

15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith and with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or (b) the then standards for the Building established by Landlord. Alterations shall be performed by contractors first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed, subject, however to the provisions of Section 36.09 of this Lease. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant’s making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, worker’s compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

15.03. Tenant shall not place any signs on the roof, exterior walls or grounds of the Demised Premises without first obtaining Landlord’s written consent thereto. In placing any signs on or about the Demised Premises, Tenant shall, at its expense, comply with all applicable Legal Requirements and obtain all required permits and/or licenses. Landlord shall not unreasonably withhold or delay its consent to Tenant’s exterior signage, and shall, at no cost or expense to Landlord execute such applications as may be reasonably required, provided such signage is consistent with the character and quality of the Building, does not include a roof sign, and does not exceed Tenant’s Fraction of the permissible and practicable exterior signage of the Building, and such signage includes only Tenant’s name and logo.

ARTICLE 16 - LANDLORD’S AND TENANT’S PROPERTY

16.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord’s property and shall not be removed by Tenant.

16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, “Tenant’s Property”) shall be and” shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the Common Areas resulting from the installation and/or removal thereof to its condition after the performance of the initial Tenant Work performed by Tenant. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant’s Property and shall be deemed the property of Landlord.

16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant’s Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal of the Tenant’s Property. Any items of the Tenant’s Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant’s expense.

16.04. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall, at Tenant’s sole cost and expense, remove from the Demised Premises such rack system as may be installed in the Demised Premises and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal thereof. Such removal, if any, shall be in accordance with the following procedures (or such substantially equivalent method as Landlord may reasonably approve), unless Landlord shall advise Tenant to the contrary by written notice to Tenant:

Core a hole centered over the anchor bolt with a core bit 1.5 times larger than the bolt to be removed, but in no event smaller than 1” in diameter.

Core hole shall be drilled to a depth equal to the bolt depth, but not less than 2” deep. Remove the cored concrete with the anchor bolt from the hole. Clean all concrete slurry and debris from area to be patched.

Fill the cored hole with a polymer-modified non-shrink mortar, specifically SikaTop 122 or Master Builders Cei1cote 648 CP, or equivalent, and finish to match surrounding concrete surface.

ARTICLE 17 - REPAIRS AND MAINTENANCE

17.01. Tenant shall, subject to the provisions of Section 17.02 hereof, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein, and shall not do, suffer, or permit any waste with respect thereto. Tenant shall keep and maintain the Demised Premises including without limitation all building equipment, windows, doors, loading bay doors and shelters, plumbing and electrical systems, heating, ventilating and air conditioning (“HVAC”) systems (whether located in the interior of the Demised Premises or on the exterior of the Building) in a clean and orderly condition. Tenant shall keep and maintain in a clean and orderly condition all HVAC systems and any other mechanical or other systems exclusively serving the Demised Premises which are located in whole or in part outside of the Demised Premises. Tenant shall keep and maintain the roof above the Demised Premises and all exterior components of any windows, doors, loading bay doors and shelters serving the Demised Premises in a clean and orderly condition. The phrase “keep and maintain” as used herein includes repairs, replacement and/or restoration as appropriate. Tenant shall not permit or suffer any over-loading of the floors of the Demised Premises. Tenant shall be responsible for all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises, and the Building (including the facilities and systems thereof) and the Common Areas the need for which arises out of (a) the performance or existence of the Tenant’s Work or alterations, (b) the installation, use or operation of the Tenant’s Property in the Demised Premises, (c) the moving of the Tenant’s Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Upon request by Landlord, Tenant shall furnish Landlord with true and complete copies of maintenance contracts and with copies of all invoices for work performed, confirming Tenant’s compliance with its obligations under this Article. In the event Tenant fails to furnish such copies, Landlord shall have the right, at Tenant’s cost and expense, to conduct such inspections or surveys as may be required to determine whether or not Tenant is in compliance with this Article and to have any work required of Tenant performed at Tenant’s cost and expense. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. The Tenant shall also arrange for its own cleaning services and rubbish removal, subject to the right of Landlord, at Landlord’s option to perform such services and include the cost of such services in Operating Expenses. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) approved in writing by Landlord.

17.02. Tenant shall be responsible for 100% of the cost for repair and replacement of the roof above the Demised Premises, including but not limited to the roof membrane and non-structural roof components, and for the painting and maintenance of the exterior walls of the Demised Premises. Landlord shall keep and maintain the Common Areas, subject to the provisions of paragraph R11 of the Rider and the cost thereof shall be included in Operating Expenses. Landlord shall, at Landlord’s expense, be responsible for all structural repairs and replacements to the demising wall being installed as part of Landlord’s Work (if any) and to footings, foundations, structural steel, load bearing members (including load bearing walls and floors), and roof deck/structure (exclusive of roof membrane and non-structural roof components) of the Building furnished or provided by Landlord resulting from defects in workmanship, materials or from failure of such items, except to the extent the need for any of the foregoing arises out of (a) the performance or existence of the Tenant’s Work or alterations, (b) the installation, use or operation of the Tenant’s Property in the Demised Premises, (c) the moving of the Tenant’s Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Landlord shall warrant all construction and equipment against defects in workmanship or materials included in Landlord’s Work for a period of one (1) year from the Rent Commencement Date, of which Landlord is provided timely notice within thirty (30) days after the expiration of such one (1) year period. Landlord shall nonexclusively assign (without recourse) such longer warranties (including but not limited to the roof warranty from the manufacturer, which expires in August 2008) as may be provided by the manufacturer or installer of any item of equipment or material furnished in the Demised Premises by Landlord to Tenant, or, if the same are not assignable, shall non-exclusively assign to Tenant the right to enforce the same. Nothing contained herein shall be construed as a waiver by Landlord of any right it may have to reimbursement from any insurance or warranty or other source of payment for such item.

17.03. Tenant shall not permit or suffer the overloading of the floors of the Demised Premises beyond 500 pounds per square foot for the warehouse, and 80 pounds per square foot for the mezzanine area.

17.04. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building.

ARTICLE 18 - UTILITY CHARGES

18.01. Tenant shall pay all charges for gas, water, sewer, electricity, heat or other utility or service supplied to the Demised Premises as measured by meters or sub-meters relating to Tenant’s use, and any cost of repair, maintenance, replacement, and the reasonable and actual costs of reading of any meters measuring Tenant’s consumption thereof. If any utilities or services are not separately metered or assessed or are only partially separately metered or assessed and are used in common with other tenants or occupants of the Building, Tenant shall pay to Landlord on demand Tenant’s proportionate share of such charges for utilities and/or services, which, except as provided below, shall be such charges multiplied by a fraction the numerator of which shall be the Floor Space in the Demised Premises and the denominator of which shall be the Floor Space of all tenants and occupants of the Building using such utilities and/or services. If Landlord is permitted by law to provide electric energy to the Demised Premises by re-registering meters or otherwise and to collect any charges for electric energy, Landlord shall have the right to do so, in which event Tenant shall pay to Landlord upon receipt of bills therefor for electric energy provided the rates for such electric energy shall not be more than the rates Tenant would be charged for electric energy if furnished directly to Tenant by the public utility which would otherwise have furnished electric energy. In the event Landlord determines that Tenant’s utilization of any such service exceeds the fraction referred to above, Tenant’s proportionate share with respect to such service shall, at Landlord’s option, mean the percentage of any such service (but not less than the fraction referred to above) which Landlord reasonably estimates as Tenant’s utilization thereof. Tenant expressly agrees that Landlord shall not be responsible for the failure of supply to Tenant of any of the aforesaid, or any other utility service. Landlord shall not be responsible for any public or private telephone service to be installed in the space, particularly conduit, if required. Expenses incurred by Landlord for meter reading, if any, shall be included in Operating Expenses. In the event any other tenant or occupant of the Building, uses a disproportionate amount of any utility furnished to the Building which is not separately metered or sub-metered (e.g., water), Tenant’s proportionate share with respect to such service shall mean the percentage of any such service which Landlord reasonably estimates as Tenant’s proportionate utilization thereof.

18.02. Tenant’s use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.

ARTICLE 19 - ACCESS, CHANGES AND NAME

19.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as access thereto through the Demised Premises, (which shall be during business hours upon prior notice, except that no such notice shall be required in cases of emergency), for the purpose of operating, maintenance, decoration and repair, are reserved to Landlord. Landlord also reserves the right, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such are properly enclosed and do not unreasonably interfere with Tenant’s use of the Demised Premises.

19.02. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at any time or times upon prior notice and at all reasonable times during business hours (which notice shall not be required in cases of emergency) (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant’s obligations hereunder. During the period of eighteen (18) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants.

19.03. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the

Building, or if any part of the Building or the Common Areas, other than the Demised Premises, is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant’s obligations under this Lease.

19.04. If, during the last month of the Term, Tenant has removed all or substantially all of the Tenant’s Property from the Demised Premises, Landlord may, without notice to Tenant, immediately enter the Demised Premises and alter, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant’s obligations hereunder.

19.05. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof as Landlord shall deem necessary or desirable provided same do not unreasonably interfere with Tenant’s use of the Demised Premises.

19.06. Landlord may, subject to the provisions of paragraph R8(a) of the Rider, adopt any name for the Building. Landlord reserves the right, subject to the provisions of paragraph R8(a) of the Rider, to change the name and/or address of the Building at any time.

ARTICLE 20 - MECHANICS’ LIENS AND OTHER LIENS

20.01. Nothing contained in this Lease shall be construed to imply any consent of Landlord to subject Landlord’s interest or estate to any liability under any mechanic’s, construction or other lien law. If any lien or any Notice of Intention (to file a lien), Lis Pendens, or Notice of Unpaid Balance and Right to File Lien is filed against the Land, the Building, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant, or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within twenty-five (25) days after notice by Landlord to Tenant.

ARTICLE 21 - NON-LIABILITY AND INDEMNIFICATION

21.01. Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence or intentional wrongful act of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable for, nor shall the provisions of Section 21.02 (b) apply with respect to (a) any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

21.02. (a) Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Landlord’s negligence) occurring in the Demised Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and expenses. In case of any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).

(b) Landlord shall indemnify and hold harmless Tenant from and against any and all claims arising from any negligent or intentionally wrongful act of Landlord (to the extent same arise from the negligence or intentionally wrongful act of Landlord) in the conduct or management of the Common Areas by Landlord (not including any services performed or obtained by Tenant pursuant to paragraphs R12 (b) or (c) of the Rider), together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys’ fees and expenses. In the event any action or proceeding is brought against Tenant and/or its directors, officers, agents and/or employees by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Counsel satisfactory to Landlord’s insurance carrier shall be deemed satisfactory to Tenant for purposes of this paragraph. Notwithstanding anything contained herein to the contrary, nothing contained herein shall be construed as relieving any insurer pursuant to any policy of insurance maintained by Tenant or required to be maintained by Tenant pursuant to this Lease from any obligation to defend and indemnify any party referred as being entitled to coverage thereunder pursuant to this Lease.

21.03. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or sale proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgement (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord’s attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any liability of Landlord for the payment of money to Tenant, or to any court or governmental authority (by way of fines or otherwise) for Landlord’s failure or refusal to observe a judicial decree or determination, or to any third party.

ARTICLE 22 - DAMAGE OR DESTRUCTION

22.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 22 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant’s Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

22.02. Subject to the provisions of Section 22.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises (to the extent of rent insurance proceeds received by Landlord from insurance maintained by Tenant), for the period from the date of the damage or destruction to the date the damage to the Demised Premises shall be substantially repaired provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

22.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty-five percent (25%) (or fifteen percent [15%] if such casualty occurs during the last two [2] years of the Term, including any extensions pursuant to a valid exercise of Tenant’s renewal option, if any, in which event the twenty-five percent (25%) threshold shall be applicable), of the full insurable value of the Building immediately prior to the casualty, or (c) the Building shall be damaged or destroyed by fire or other casualty and either the loss shall not be covered by Landlord’s insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining such proceeds) shall, in the estimation of a reputable contractor or architect designated by Landlord be insufficient to pay for the repair or restoration work, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty. Landlord agrees that it shall not exercise its right to terminate this

Lease under subsection (a) or (b) of this Section 22.03, unless one or more of the following conditions shall have occurred: (i) Landlord is required to exercise such right by a Mortgagee, (ii) such damage or destruction occurs in the last two (2) years of the Term including any extensions pursuant to a valid exercise of Tenant’s renewal option, if any, (iii) a Mortgagee fails or refuses to disburse the proceeds of insurance for such restoration, or (iv) a Mortgagee or its assign becomes a Successor Landlord or appoints a receiver to or otherwise succeeds to the rights of Landlord under this Lease. Nothing contained herein shall be construed as limiting Landlords right to terminate with respect to any damage or destruction giving Landlord the right to terminate this Lease pursuant to subsection (c) of this Section 22.03 or under any other provision of this Lease.

22.04. Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 22. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant’s use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Landlord’s business hours on business days.

22.05. Notwithstanding any of the foregoing provisions of this Article 22, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (a) Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty, or (b) the Demised Premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent. Further, nothing contained in this Article 22 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

22.06. Landlord will not carry insurance of any kind on the Tenant’s Property and, except as provided by law or by reason of Landlord’s breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant’s Property.

22.07. The provisions of this Article 22 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

22.08. In the event of damage or destruction with respect to the Building the repair or restoration of which requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than forty percent (40%) of the full insurable value of the Building immediately prior to the casualty (or twenty percent [20%] if such casualty occurs during the last two [2] years of the Term), then in either of such events Tenant (provided such damage or destruction prevents the effective use of the Demised Premises by Tenant) shall have the right to request within thirty (30) days after such event the Architect to determine the estimated time for restoration. The Landlord shall cause the Architect to provide notice to Landlord and Tenant of such determination (the “Architect’s Notice”) within thirty (30) days after notice from Landlord or Tenant requesting such determination. Any dispute with respect to such determination may be submitted to arbitration pursuant to Article 34 of this Lease. If the Architect determines that the restoration of same is estimated to take more than eighteen (18) months from the date of the casualty, Tenant shall (provided, however that Tenant’s right shall be conditioned upon (i) Tenant not being in monetary or material non-monetary default under this Lease beyond any applicable notice and cure period, and in any event curing such default(s) prior to termination, and (ii) the Demised Premises not being reasonably useable by Tenant for the operation of its business therein as a result of such damage or destruction for a period of not less than eighteen (18) months as estimated by such Architect) have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord, given within thirty (30) days of the Architect’s Notice. Tenant’s right to terminate the Lease pursuant to this Section shall be in addition to and not in limitation of Landlord’s rights pursuant to this Article 22, including but not limited to Landlord’s right to terminate the Lease pursuant to Section 22.01 hereof. Nothing contained herein shall be construed as limiting Landlord’s right to collect the full amount of the proceeds of insurance, including but not limited to rent insurance or business interruption insurance.

ARTICLE 23 - EMINENT DOMAIN

23.01. If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 15% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. Further, if more than 15% of the Floor Space of the Demised Premises shall be so taken or conveyed or if access to the Building and/or the Demised Premises shall be materially impaired, or shall not be usable for Tenant’s business purposes as reasonably determined by Tenant, then Tenant shall have the right to terminate this Lease upon notice given to Landlord within 30 days after such taking. If more than 15% of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. If more than 15% of the Floor Space of the Building shall be so taken or conveyed, Landlord may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Landlord’s judgment, for the continued operation of the Building shall not be available, Landlord shall, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenant’s Property, and Tenant shall make all alterations or replacements to the Tenant’s Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant’s Property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant’s Property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

23.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

ARTICLE 24 - SURRENDER

24.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant’s Property therefrom except as otherwise expressly provided in this Lease.

24.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the Fixed Rent in effect during the last month of the Term.

24.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

ARTICLE 25 - CONDITIONS OF LIMITATION

25.01. This Lease is subject to the limitation that whenever Tenant (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 30 days after entry, or (c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 30 days of his appointment, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

25.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent, and such default shall not be cured within five (5) days after written notice or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of fifteen (15) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime (as more particularly described in the penultimate sentence of Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise Landlord of Tenant’s intention to take all steps necessary to remedy such default, (ii) duly commence within said fifteen (15) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any Person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or (d) if Tenant shall abandon the Demised Premises, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

ARTICLE 26 - RE-ENTRY BY LANDLORD

26.01. If Tenant shall default in the payment of any Rent and such default shall not be cured within five (5) days after written notice, or if this Lease shall terminate as provided in Article 25, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word “re-enter,” as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

26.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

26.03. If this Lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 27 or pursuant to law.

ARTICLE 27 - DAMAGES

27.01. If this Lease is terminated under the provisions of Article 25 or if Landlord shall reenter the Demised Premises under the provisions of Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord, at the election of Landlord, either or any combination of:

(a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value (calculated using a discount rate equal to the lesser of the prime rate of JP Morgan Chase bank, or if such rate is no longer published such other similar reference rate in effect with a bank with offices in New

York, New York as may be selected by Landlord in its sole discretion, or 4% per annum) of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average Additional Charges to be the same as were the average Additional Charges payable for the year, or if less than three hundred sixty five (365) days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period; or

(b) sums equal to the Fixed Rent, and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers’ commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any such for the collection of damages pursuant to this subdivision (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof should be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting, subject to rebuttal by Tenant. Landlord shall not be liable in any way whatsoever for its failure to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting. Landlord shall use commercially reasonable efforts to relet the Demised Premises to mitigate Landlord’s damages. For the purposes hereof, Tenant agrees that any of the following actions, alone or in combination, shall create an irrebuttable presumption that Landlord has fulfilled its obligation, if any, to mitigate its damages: (i) Landlord may include the availability of the Demised Premises in Landlord’s monthly listing to brokers (if any), commencing with the first such report (if any) issued following Landlord’s recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; (ii) Landlord may include the availability of the Demised Premises in Landlord’s periodic real estate guide (if any) or web page (if any), following Landlord’s recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; (iii) Landlord may hold an “Open House” for the Demised Premises within sixty (60) days of Landlord’s recovery of possession of the Demised Premises; or (iv) Landlord may, but shall not be obligated to, engage an independent commercial real estate broker to relet the Demised Premises, the cost and expense of which shall be an element of Landlord’s damages in addition to any other damages recoverable pursuant to Section 27.01 hereof. Nothing contained herein shall require Landlord to relet the Demised Premises prior to or with any preference over the leasing of any other similar premises of Landlord or any affiliate of Landlord, nor shall any rental of such other premises reduce the damages which Landlord would be entitled to recover from Tenant. In the event Tenant, on behalf of itself or any and all Persons claiming through or under Tenant, attempts to raise a defense or assert any affirmative obligations on Landlord’s part to mitigate such damages or relet the Demised Premises other than as provided herein, Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord as a result of any such defense or assertion, including but not limited to Landlord’s attorneys’ fees incurred in connection therewith.

27.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages for particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant, except that claims for acceleration of rent shall be governed by Section 27.01. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 27.01, except that claims for acceleration of rent shall be governed by Section 27.01.

27.03. In addition, if this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 27.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

27.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under this Article 27, if any Rent or damages payable hereunder by Tenant to Landlord are not paid upon demand therefor, the same shall bear interest at the Late Payment Rate or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

ARTICLE 28 - AFFIRMATIVE WAIVERS

28.01. Tenant, on behalf of itself and any and all Persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

28.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant’s use or occupancy of the Demised Premises and use of the Common Area, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.

ARTICLE 29 - NO WAIVERS

29.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

ARTICLE 30 - CURING DEFAULTS

30.01. If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen (15) days from the date Landlord gives Tenant notice of the default. Charges for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and charges for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys’ fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant’s obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the Late Payment Rate or the maximum rate permitted by law, whichever is less, shall be payable by Tenant and may be invoiced by Landlord to Tenant monthly, or immediately, or at any time, at Landlord’s option, and such amounts shall be due and payable upon demand.

30.02. If Landlord shall default in the performance of any of Landlord’s obligations under this Lease beyond any applicable notice or cure period, Tenant, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Landlord, without notice in a case of emergency posing a threat to life or safety or property, and in any other case only if such default continues after the expiration of sixty (60) days from the date Tenant gives Landlord notice of the default and advising Landlord that Tenant intends to exercise its self help rights under this Section 30.02, unless Landlord has commenced and is then diligently pursuing such cure. In the event of an emergency (such emergency posing a threat to life or safety or property) Tenant shall have the right to perform such obligation itself and seek reimbursement from Landlord, but Tenant shall, as soon as practicable, notify Landlord (including, but not limited to telephonic or personal notification) of such emergency. Any costs or expenses incurred by Tenant in connection with any such performance by it for the account of Landlord, and interest on all sums advanced by Tenant under this Article at the Prime Rate as announced in the Wall Street Journal (or a successor index reasonably selected by Landlord), plus two percent (2%) per annum, or the maximum rate permitted by law, whichever is less, shall be payable by Landlord within thirty (30) days of demand and, in addition to any other rights or remedies of Tenant under this Lease, any bills received by Tenant for same may be sent by Tenant to Landlord for payment by Landlord monthly, or immediately, at Tenant’s option. In no event shall the failure of Landlord to perform any repair or other obligation which is the subject matter hereof, whether or not requested by Tenant, be deemed to be an acknowledgment that the Landlord had a duty or obligation to perform the same. In the event Landlord disputes the necessity of the performance of the repair or other obligation in question, its obligations to make same, or the cost thereof, or if Landlord fails to pay same when due hereunder, Tenant’s remedy shall, subject to Landlord’s and Tenant’s option to require arbitration of such claim under Article 34 hereof, be an action at law to recover such claimed amount and Tenant shall not, in any case, be entitled to any offsets or deductions from Rent. Nothing contained in this Section 30.02 shall be construed to allow or permit Tenant to deduct or offset or reduce any amounts due against any Rent under this Lease.

ARTICLE 31 - BROKER

31.01. Tenant and Landlord each represents to the other that no broker except the Broker was instrumental in bringing about or consummating this Lease and that they respectively had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Tenant and Landlord each agrees to indemnify and hold harmless the other against and from any claims by any Person claiming to have dealt with or on behalf of the indemnifying party for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of any conversations or negotiations had by the indemnifying party with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.

ARTICLE 32 - NOTICES

32.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth, Attention: Real Estate Director (except that after the Rent Commencement Date, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the Building) as to Landlord, to the attention of General Counsel with a concurrent notice to the attention of Controller, and shall be deemed to have been given, rendered or made on the second day after the day so mailed, unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. In addition, upon and to the extent requested by Landlord, copies of notices shall be sent to the Superior Mortgagee.

ARTICLE 33 - ESTOPPEL CERTIFICATES

33.01. Tenant shall, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days’ prior notice, execute and deliver to the Landlord or a Superior Mortgagee or Superior Lessor certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

33.02. Landlord shall, at any time and from time to time, but not more than two times annually upon request of Tenant, upon not less than ten business (10) days’ prior notice, to execute and deliver to the Tenant certifying that to the best of Landlord’s knowledge, this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event. The provisions of this Section 33.02 and any certificates provided pursuant to this Section 33.02 shall not be binding on any Superior Mortgagee or Successor Landlord.

ARTICLE 34 - ARBITRATION

34.01. Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Rent request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any comparable organization designated by Landlord). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees and Superior Lessor shall have the right to participate in such arbitration.

ARTICLE 35 - MEMORANDUM OF LEASE

35.01. Tenant shall not record this Lease. However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

ARTICLE 36 - MISCELLANEOUS

36.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith. The submission of this Lease to Tenant does not constitute by Landlord a reservation of, or an option to Tenant for, the Demised Premises, or an offer to lease on the terms set forth herein and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

36.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

36.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant’s Property in connection with such subletting or letting.

36.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 36.04 shall not be construed as modifying the conditions of limitation contained in Article 25.

36.05. Except for Tenant’s obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delay. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 36.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond Landlord’s reasonable control.

36.06. Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

36.07. If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant’s sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

36.08. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the Person causing or authorized to cause such excavation, license to enter the Demised Premises for the purpose of performing such work as said Person shall reasonably deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease.

36.09. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord’s union contracts or create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building. Landlord agrees to consent to the use by Tenant of non-union labor for Tenant’s Work or alterations after such time as Landlord obtains a Certificate of Occupancy or a Certificate of Continued Occupancy for the Demised Premises, provided however that Tenant shall comply with the provisions of the first sentence of this Section 36.09.

36.10. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Demised Premises or any part thereof.

36.11. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Tenant hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Lease may be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey, as Landlord may elect. By execution and delivery of this Lease, Tenant hereby irrevocably accepts and submits generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waives in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non convenience. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Tenant specifically agrees to pay all of Landlord’s costs, charges and expenses, including attorneys’ fees, incurred in connection with any document review requested by Tenant and upon submission of bills therefor. In the event Landlord permits Tenant to examine Landlord’s books and records with respect to any

Additional Charge imposed under this Lease, such examination shall be conducted at Tenant’s sole cost and expense and shall be conditioned upon Tenant retaining an independent accounting firm for such purposes which shall not be compensated on any type of contingent fee basis with respect to such examination. Wherever in this Lease or by law Landlord is authorized to charge or recover costs and expenses for legal services or attorneys’ fees, same shall include, without limitation, the costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services.

36.12. Within five (5) business days after request by Landlord (but not more than once annually, unless requested by a Mortgagee or prospective Mortgagee), Tenant shall furnish to Landlord a copy of its then current financial statement which shall be certified by Tenant’s chief financial officer and shall be audited, if available, which shall be employed by Landlord for purposes of financing the Premises and not distributed otherwise without prior authorization of Tenant.

36.13. (i) At least ninety (90) days prior to Tenant’s termination of its lease, and any extensions thereof, Tenant agrees to seek a determination from the New Jersey Department of Environmental Protection (“NJDEP”) in the form of a Letter of Non-applicability (“LNA”), that the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (“ISRA”), is inapplicable to the Tenant’s cessation of operations and termination of its lease. Tenant represents, warrants, and covenants that any information contained in any application for an LNA submitted pursuant to this subsection will be true and complete. Tenant represents that the Standard Industrial Classification (SIC) number applicable to Tenant’s operations would not subject this transaction to the requirements of ISRA.

(ii) In the event that an LNA is denied by NJDEP, notice of such denial will be given to Landlord within two (2) business days of Tenant’s receipt of NJDEP’s denial of the LNA. Tenant shall satisfy its obligations under ISRA prior to its lease termination date: (1) by securing an approval of the Tenant’s Negative Declaration; or (2) by securing an approval of the Tenant’s Remedial Action Workplan, and completing the implementation of such Plan, and obtaining from NJDEP a “No Further Action” letter. Tenant shall bear sole responsibility for any investigation and cleanup costs, fees, penalties, or damages associated with ISRA compliance. In the event that Tenant is unable to complete the its ISRA compliance obligations by the date of its lease termination, Landlord shall continue to provide Tenant with reasonable access to the Demised Premises, provided that any work undertaken by Tenant shall be performed in such a manner as to minimize interference with Landlord’s or any other tenant’s use of the Demised Premises. However, Landlord reserves its rights to deem Tenant a holdover tenant in the event that Tenant’s ISRA compliance unreasonably restricts the Landlord’s use of the Demised Premises.

(iii) Tenant shall provide Landlord with copies of all correspondence, documents and reports, including sampling results submitted to or received from any governmental agency or third party in connection with Tenant’s compliance with ISRA.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

Landlord:
HARTZ MOUNTAIN INDUSTRIES, INC.

By:	/s/ Vincent J. Rubino, Jr.
Vincent J. Rubino, Jr.
Senior Vice President

Tenant:
VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ Jeffrey J. Horowitz
Jeffrey J. Horowitz, CEO

RIDER TO LEASE DATED MAY 2, 2002, BETWEEN HARTZ MOUNTAIN INDUSTRIES, INC., AS LANDLORD AND VITAMIN SHOPPE INDUSTRIES INC., AS TENANT.

R1. If any of the provisions of this Rider shall conflict with any of the provisions, printed or typewritten, of this Lease, such conflict shall resolve in every instance in favor of the provisions of this Rider.

R2. Renewal Option. Provided Tenant is in compliance with all of the terms and conditions contained herein and provided Tenant has not assigned this Lease or sublet all or any portion of the Demised Premises and is itself in occupation and conducting business in the whole of the Demised Premises in accordance with the terms of this Lease (other than a permitted assignment or sublease to an Affiliate of Tenant or a transaction expressly permitted without Landlord’s consent pursuant to Section 11.02 of this Lease), Tenant expressly acknowledging and agreeing that the option rights contained herein are personal to the original named Tenant, Tenant shall have one (1) option to extend the Term of its lease of the Demised Premises, from the date upon which this Lease would otherwise expire for one (1) extended period(s) of five (5) years (herein referred to as an “Extended Period”), upon the following terms and conditions:

1. If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is one (1) year before the beginning of the Extended Period. Tenant agrees that it shall have forever waived its right to exercise such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option.

2. If Tenant elects to exercise said option, the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. Within ten (10) days after request of either party following the effective exercise of any such option, however, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised.

3. The Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of the Extended Period except as otherwise expressly provided herein. Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Extended Period. In the Extended Period (1) the provisions of paragraph R4 of this Rider shall not be applicable and Tenant shall be responsible for all Real Estate Taxes with respect to the Demised Premises pursuant to Article 6 of this Lease and (2) in the Extended Period the Fixed Rent shall be as follows:

(a) The Fixed Rent during the Extended Period shall be at Fair Market Value (“FMV”). FMV shall be determined by mutual agreement of the parties. If the parties are unable to agree on the FMV, the parties shall choose a licensed Real Estate Appraiser who shall determine the FMV. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser, each party shall select one

Appraiser to appraise the FMV. If the difference between the two appraisals is 20% or less of the lower appraisal, then the FMV shall be the average of the two appraisals. If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the FMV. The FMV shall in such case be the average of the three appraisals. The cost of the third appraisal shall be borne equally by the parties.

The Fixed Rent for the Extended Period shall be calculated without the applicability of paragraph R4 of this Rider.

Anything to the contrary contained herein notwithstanding, the Fixed Rent for the Extended Period shall not be less than $8.35 per square foot of Floor Space per annum.

4. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period(s) not yet exercised.

5. Landlord shall have the right, for thirty (30) days after receipt of notice of Tenant’s election to exercise any option to extend the Term, to reject Tenant’s election if Tenant gave such notice while Tenant was in default in the performance of any of its obligations under the Lease, and such rejection shall automatically render Tenant’s election to exercise such option null and void and of no effect (unless such default is timely cured within any applicable notice or cure period, if any, expressly provided in this Lease).

6. The options provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

R3. Retail Premises. Landlord shall not unreasonably withhold its consent, to the operation by Tenant, subject to compliance by Tenant with all Legal Requirements at Tenant’s sole cost and expense, to operate a Vitamin Shoppe warehouse outlet store in a portion of the Demised Premises containing not more than 7,000 square feet of Floor Space (hereinafter referred to as the “Retail Premises”). Landlord shall, use its reasonable efforts, at no cost or expense to Landlord, to cooperate with Tenant, in an application by Tenant to open an outlet store in the Retail Premises, subject to approval by Landlord of any alterations in connection therewith pursuant to Article 15 of this Lease.

R4. Real Estate Taxes. (a) During the initial term of this Lease, the provisions of Section 6.01 of this Lease shall be amended to provide as follows:

(i) Tenant shall pay to Landlord, as an additional charge, as hereinafter provided, Tenant’s Fraction of the Real Estate Taxes. Tenant’s Fraction of the Real Estate Taxes shall be the Real Estate Taxes in respect of the Building for the period in question, less the Base Year Real Estate Taxes (as herein defined); as used herein Base Year Real Estate Taxes shall mean the Real Estate Taxes attributable to the Base Year (as hereinafter defined), multiplied by the Tenant’s Fraction, plus the Real Estate Taxes in respect of the Land for the period in question, less the Real Estate Taxes attributable to the Base Year, multiplied by the Tenant’s Fraction. For purposes of this Section R4, the term “Base Year” shall mean calendar year 2002, subject to the provisions of the second sentence of paragraph R4(a)(ii) hereof. If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the Floor Space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall estimate the annual amount of Tenant’s Fraction of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord on demand from time to time the amount which, together with said monthly installments, will be sufficient in Landlord’s estimation to pay Tenant’s Fraction of any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same, and the figures used for computing Tenant’s Fraction of the same, and if Tenant’s Fraction so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord’s estimate, Tenant shall pay to Landlord the deficiency within ten (10) days after submission of such statement, or Landlord shall, at its sole election, either refund to Tenant the excess or apply same to future installments of Real Estate Taxes due hereunder. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the. one-year period commencing on the date when such installment is due. If any special or added assessment is payable in installments Landlord will elect that same shall be payable in the longest period offered by the municipality (provided however that any such assessment resulting from any alteration or other work performed by Tenant shall be paid by Tenant in its entirety during the Term and prior to the expiration or sooner termination of this Lease). The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Floor Space referred to will be based upon the average of the Floor Space in existence on the first day of each month during the period in question. In addition to the foregoing, Tenant shall be responsible for any Real Estate Taxes attributable to assessments for improvements installed by or for the account of Tenant at the Demised Premises. If the Demised Premises are not separately assessed, the amount of any such increase shall be determined by reference to the records of the tax assessor. The Tenant shall not be responsible for any increases in Real Estate Taxes attributable to assessments for interior improvements installed by or for the account of any other tenant of the Building outside of the Demised Premises which are solely for the exclusive benefit of such other tenant.

(ii) In the event the Real Estate Taxes with respect to the Demised Premises for any calendar year of the Lease are reduced to less than $1.50 per square foot of Floor Space per annum (herein the “Base Amount”), the Tenant shall be entitled to a reduction in the Fixed Rent for such period equal to the amount by which the Real Estate Taxes payable by Landlord with respect to the Demised Premises for such period (exclusive of any refunds attributable to other periods) are less than the Base Amount. In the event the Real Estate Taxes with respect to the Demised Premises are reduced below or are equal to the Base Year Real Estate Taxes, such amount shall be the new Base Year Real Estate Taxes for purposes of paragraph R4(a)(i) hereof. Tenant shall not be entitled to a rebate for any reduction of Real Estate Taxes between the Base Year Real Estate Taxes and the Base Amount. Payments and reductions pursuant to this paragraph shall be estimated by Landlord and payable by Tenant in monthly installments, or as may be otherwise invoiced by Landlord. Nothing contained herein shall be construed as limiting Tenant’s obligation to pay, as an Additional Charge 100% of any Real Estate Taxes attributable to Tenant alterations, improvements or installations. Set forth on Exhibit H, for purposes of illustration only, are hypothetical examples of calculations pursuant to this Section R4(a).

(b) In the event Tenant exercises its option to extend the Term, the provisions of Section R4(a) shall not be applicable to such Extended Period and the provisions of Section 6.01 of the Lease shall govern with respect thereto as if not amended by Section R4(a). Real Estate Taxes for any calendar year which is partially within the original Term and partially within an Extended Period shall be apportioned based on the portions thereof within the original Term and the Extended Period.

R5. Tenant Improvements. Landlord agrees not to unreasonably withhold or delay its consent to (a) the conversion by Tenant, at Tenant’s sole cost and expense, of 15,000 square feet of first floor warehouse space to office space within the Demised Premises, and (b) the upgrade by Tenant, at Tenant’s sole cost and expense upgrade the exterior office facade of the Demised Premises. All such installations or modifications shall be subject to compliance by Tenant, at Tenant’s sole cost and expense with all applicable Legal requirements and compliance by Tenant with the provisions of this Lease, including but not limited to Article 15 hereof.

R6. Right of First Refusal. (a) Provided Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods and provided Tenant has not assigned this Lease (other than a permitted assignment to an Affiliate of Tenant or a transaction expressly permitted without Landlord’s consent pursuant to Section 11.02 of this Lease), or sublet all or any portion of the Demised Premises (other than a permitted sublease to an Affiliate of Tenant) and is itself in occupation and conducting business in the whole of the Demised Premises in accordance with the terms of this Lease, Tenant expressly acknowledging and agreeing that the rights contained herein are personal to the original named Tenant, Landlord agrees, that prior to entering into a new lease for any space in the Building on or after the third (3rd) anniversary of the Commencement Date (other than extensions or renewals of then existing leases), Landlord shall, provided Tenant is not in default of this Lease, first notify Tenant in writing, in the manner provided in Article 32 of the Lease, of its intention so to do, which notice shall set forth the rent, terms and other conditions upon which such lease is intended to be consummated (“Landlord’s Notice”). Tenant shall have a period of five (5) days following the giving of Landlord’s Notice to notify Landlord, in writing, in the manner provided in Article 34 of the Lease, of its election to enter into a lease for such additional premises upon the rent, terms and conditions set forth in Landlord’s Notice. If Tenant shall notify Landlord in writing of its election to enter into such lease as tenant for the additional premises within the said five (5) day period, Landlord shall deliver and Tenant shall execute a modification of this lease incorporating the rent, terms and conditions as set forth in Landlord’s Notice to Tenant with respect to the additional premises. Time is of the essence with respect to Tenant’s exercise of its right of first refusal.

(b) If Tenant shall fail to notify Landlord in writing of its election to enter into a modification to the Lease incorporating the additional premises, within the five (5) day period referred to in subsection (a) hereof, then the right of first refusal granted to the tenant as set forth in subsection (a) of this Section with respect to the additional premises referred to in Landlord’s notice, shall automatically terminate.

(c) If Tenant shall not elect to lease the additional premises referred to in Landlord’s Notice within the five (5) day period following Landlord’s Notice then, Landlord may thereafter deliver the lease for such additional premises to the proposed tenant free of the restrictions herein stated.

(d) This right of first refusal so granted to Tenant shall terminate and become null and void upon the earlier of (i) Tenant’s exercise or failure to exercise its option with respect to the first Landlord’s Notice; or (ii) the expiration or sooner termination of this Lease.

(e) If the Lease is to expire in less than five (5) years from the date Tenant exercises its right of first refusal hereunder, then Tenant must exercise its right to extend the Term of this Lease for the next available option period, if any, as a condition to such right of first refusal.

(f) Landlord shall have the right, for thirty (30) days after receipt of notice of Tenant’s election to exercise any right hereunder, to reject Tenant’s election if Tenant gave such notice while Tenant was in default in the performance of any of its obligations under the Lease, and such rejection shall automatically render Tenant’s election to exercise such right null and void and of no effect (unless such default is timely cured within any applicable notice or cure period, if any, expressly provided in this Lease).

(g) If Landlord does not consummate the subject transaction after such notice to Tenant, and such transaction is terminated, Landlord shall again be required to provide notice pursuant to provisions of paragraph R6 (a) prior to entering into a new lease for any space in the Building for which notice would be required by the provisions of paragraph R6 (a) above, had the prior notice not been given.

R7. Space Availability. Upon request of Tenant, provided Tenant is not in default of its obligations under this Lease, Landlord shall provide Tenant with a schedule of the dates for expiration of the other leases of space in the Building. Tenant shall keep such schedule strictly confidential and shall not disclose such schedule or the contents thereof to any third party. Nothing contained herein shall be construed as obligating Landlord to enter into any negotiations with Tenant for, or lease to Tenant, any such space in the Building.

R8. Leasing of the Building. (a) Provided Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods and provided Tenant has not assigned this Lease (other than a permitted assignment to an Affiliate of Tenant or a permitted merger or consolidation pursuant to Section 11.02 of this Lease), or sublet all or more than one third (1/3) of the Demised Premises (other than a permitted sublease to an Affiliate of Tenant) and is itself in occupation and conducting business in the Demised Premises, Landlord shall not, without Tenant’s consent, lease any space in the Building during the Term to a vitamin company for use as a vitamin warehouse or the retail sale of vitamins, or permit any other major direct vitamin competitor of Tenant to install a sign bearing the name or logo of such competitor on the exterior of the Building, or include such competitor’s name or logo as part of the Building’s name. Said restrictions shall not apply to any lease to or with a tenant which purchases or is purchased by or is merged or consolidated with any such company. Tenant shall indemnify and hold Landlord harmless from and against any claims that the provisions of this paragraph violate or breach any Legal Requirement, and from all loss damage liability and expense incurred in connection therewith, including but not limited to reasonable attorneys fees.

(b) Provided Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods and provided Tenant has not assigned this Lease other than a permitted assignment to an Affiliate of Tenant, or sublet all or more than one third (1/3) of the Demised Premises other than a permitted sublease to an Affiliate of Tenant and is itself in occupation and conducting business in the Building in accordance with the terms of this Lease, Landlord shall not, without Tenant’s consent, lease any space in the Building during the Terms to a tenant for a permitted use which would cause the Land or the Building to be classified as an Industrial Establishment as defined under ISRA.

R9. Roof Replacement. In the event Landlord, in its sole reasonable discretion, determines that the roof must be replaced during the Term, Tenant shall pay to Landlord, with respect to such replacement, an amount per annum (payable monthly) equal to the quotient of (a) cost of such roof, divided by (b) the number of years of useful life of such roof (the determination of useful life not being limited to its tax or accounting meaning, but referencing the expected life) as reasonably determined by Landlord. Nothing contained herein shall be construed as obligating Landlord to replace the roof or as limiting Tenant’s maintenance obligations with respect to the roof.

R10. Access to Demised Premises for Tenant’s Work. Landlord agrees to permit Tenant to enter the Demised Premises prior to the Commencement Date for the sole purpose of performing Tenant’s Work therein as herein contemplated upon not less than seven (7) days prior written notice to Landlord of Tenant’s desire to enter the Demised Premises for such purpose; provided, however, that (i) Tenant first delivers to Landlord evidence of all insurance required to be maintained by Tenant in accordance with Article 13 and 15 of this Lease; (ii) Tenant’s Work does not interfere with or impede the timely performance of Landlord’s Work or Landlord’s workmen or contractors; (iii) Tenant agrees to all reasonable rules and regulations set forth by Landlord during such period; and (iv) Tenant complies in all respects with the terms and provisions of Section 36.09 of the Lease. To the extent Tenant is provided access to the Demised Premises to Tenant for the commencement of Tenant’s Work prior to the completion of Landlord’s Work, Tenant shall cooperate with Landlord so as not to unreasonably interfere with the timely completion of Landlord’s Work.

R11. Satellite Dish. Subject to the provisions of Article 15 of this Lease, Landlord shall not unreasonably withhold or delay its consent to the installation of a satellite dish not to exceed one (1) meter in diameter on the roof of the Building in a location above the Demised Premises by Tenant, at Tenant’s sole cost and expense, provided, however, that (i) such satellite dish shall be for the sole and exclusive use of Tenant, and (ii) the size and location of such unit shall not adversely effect the structural or architectural integrity or operation of the Building or the Land, or adversely affect the roof structure or roof membrane, (iii) such satellite dish shall be installed, operated and maintained by Tenant at no cost, liability or expense to Landlord. Tenant shall indemnify and hold Landlord and any Superior Lessors and Superior Mortgagees harmless from all loss, damage, cost, liability and expense arising out of or related to the installation, maintenance, existence or operation of such satellite dish.

R12. Landscaping and Snow-Plowing. (a) Except as provided in paragraphs R12 (b) and (c), Landlord shall procure landscaping and snow removal services for the Building and the cost thereof shall be included in Operating Expenses, for which Tenant shall pay Tenant’s Fraction.

(b) So long as Tenant is the only tenant of the Building, Tenant shall have the right upon thirty days prior written notice to Landlord, to perform the snow plowing, and landscaping. In the event Tenant is the only tenant of the Building and Tenant performs such snowplowing pursuant to this paragraph R12(b) Landlord shall reimburse Tenant for one half of the reasonable and actual out of pocket cost of Tenant for of snowplowing that portion of the truck access way between the entrance to the Land and the demising line of the Demised Premises on the side of the Building where the alternate truck access (marked in blue on Exhibit B) is located. In the event Tenant is the only tenant of the Building and Tenant performs such landscaping pursuant to this paragraph R12(b) Landlord shall reimburse Tenant for the difference between one Hundred Percent and Tenant’s Fraction of the reasonable and actual out of pocket cost of Tenant for basic landscaping services for the Land.

(c) Landlord shall not unreasonably withhold its consent to such arrangement as Tenant may make directly with the other occupants of the Building, if any, for snow removal or landscaping, in lieu of the performance of such service by Landlord, provided such arrangements are without cost, liability or expense to Landlord and are cancelable by Landlord on five (5) days written notice. Such arrangements by Tenant shall not include any markup or service charge by Tenant and must be subject to agreement in writing by the other occupants and tenants of the Building and the Land.

(d) Landlord shall not include the items performed by Tenant under paragraphs R12 (b) or (c) paragraph in the calculation of Operating Expenses pursuant to Section 6.02 of this Lease.

R13. Parking Area. Tenant shall have the right to the exclusive use of up to 275 parking spaces on the parking area outlined in yellow on Exhibit B adjacent to the Demised Premises.

R14. Railroad Side Track. Landlord will not unreasonably withhold its consent to the use by Tenant of the existing railroad side track serving the Building, provided such use is at no cost or expense to Landlord and does not interfere with the use of the Land or the Building by the other tenants or occupants thereof. Tenant shall indemnify and hold Landlord harmless from all loss, damage, cost, liability and expense (including but not limited to reasonable attorney’s fees) arising from or in any way connected with the activation and use of such side track by Tenant.

R15. Delivery of Premises; Termination. Landlord shall use reasonable efforts to cause the Demised Premises to be Ready for Occupancy by June 1, 2002, subject to delays caused by Tenant or its agents or contractors, or other Unavoidable Delays. In the event that the Demised

Premises are not Ready for Occupancy and occupancy of the Demised Premises has not been delivered to Tenant by November 1, 2002, other than as a result of delays caused by Tenant or its agents or contractors, Tenant shall have the right upon ten (10) business days prior written notice to Landlord to terminate this Lease (unless the Demised Premises are Ready for Occupancy on or before the expiration of such ten (10) business day notice period).

R16. No Build Zone; Alternate Truck Access Zone. Landlord agrees that during the Term of this Lease, provided Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods, Landlord will not erect any structures in the area outlined in orange on Exhibit B which would either (i) interfere with the visibility, if any, of the Tenant’s exterior signage, if any, or (ii) impair the truck access to the Demised Premises, without Tenant’s prior consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything contained herein to the contrary, Landlord shall have the right, but not the obligation, to relocate the existing truck access to the area marked in blue on Exhibit B without Tenant’s consent.

R17. Generator Purchase. Tenant shall purchase the existing generator at the Demised Premises from Landlord for the sum of $40,000.00 upon execution of this Lease. The Tenant shall install such generator in the Demised Premises as part of Tenant’s Work, in such location as shall be mutually agreed upon by Landlord and Tenant (or at Tenant’s option the generator may remain in its existing location, in which event Landlord shall permit Tenant to connect its cables and wiring from the interior of the Demised Premises to such location), at no cost, liability, or expense to Landlord. Tenant shall make such connections thereto as may be required in connection with the installation and use thereof and shall maintain and operate such generator at Tenant’s sole cost, liability and expense.

R18. Landlord’s Lien.

(a) With respect to Tenant’s existing equipment and inventory financing with Antares Capital Corporation, and its successors and assigns in effect as of the date of this Lease, Landlord agrees to consent to the collateral assignment of Tenant’s interest in the Leases substantially in the form annexed hereto as Exhibit G-1 and to enter into the Landlord’s waiver of lien substantially in the form annexed hereto as Exhibit G-2.

(b) Provided Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods and provided Tenant has not (other than to an Affiliate of Tenant) assigned this Lease or sublet all of the Demised Premises and is itself in occupation and conducting business in the Demised Premises, Landlord agrees, upon written request of Tenant, to subordinate its rights to enforce its landlord’s lien on Tenant’s inventory, furniture, fixtures and equipment to the extent they constitute Tenant’s Property under this Lease to the rights of Tenant’s future secured lender, if any, to enforce its lien thereon, provided such lender is a bona fide third party lender unaffiliated with Tenant or its principals, and holds a perfected security interest in such Tenant’s Property (herein a “Tenant’s Lender”). In addition, Landlord shall not unreasonably withhold or delay its consent to a collateral assignment by Tenant of Tenant’s interest in the Lease to such Tenant’s Lender (provided that there shall be not more than one collateral assignment of Tenant’s interest in Lease in effect at any time). Tenant’s Lender shall have rights only to Tenant’s Property that can be removed without damage to the Demised

Premises or the Building. Tenant’s Lender may, upon prior written notice to Landlord, remove such Tenant’s Property from the Premises at any time while Tenant has legal possession of the Demised Premises or within fifteen (15) days after termination of this Lease, provided Tenant’s Lender first pays Landlord all Rent due under the Lease (as defined therein) for such period, time being of the essence in connection with the preceding obligations of Tenant’s Lender. Tenant’s Lender shall be responsible for paying the cost of repairing any damage to the Demised Premises and the Building in which its collateral is located resulting from the removal of any such Tenant’s Property or the acts, omissions or negligence of Tenant’s Lender or its agents or representatives, and shall leave the Demised Premises in broom clean condition. As a condition to the subordination provided herein, Tenant’s Lender shall indemnify and hold harmless Landlord and its Superior Lessors and Superior Mortgagees against all loss, damage, costs, claims, suits, liabilities and expenses, including but not limited to reasonable attorney’s fees arising from or in connection with the negligence or willful misconduct of Tenant’s Lender or its agents or representatives or the enforcement or claim of such lien. Prior to removal of such Tenant’s Property, Tenant’s Lender shall provide Landlord with appropriate proof of its security interest therein and entitlement thereto, as well as proof of liability insurance in the amount of at least $5,000,000.00 covering such entry into the Premises and removal of Tenant’s Property, and shall name Landlord and, at Landlord’s request, any Superior Lessors and Superior Mortgagees as additional insureds. Nothing contained herein shall be deemed to be an assignment of this Lease or a consent to an assignment of the Lease.

(Landlord)
HARTZ MOUNTAIN INDUSTRIES, INC.

By:	/s/ Vincent J. Rubino, Jr.
Vincent J. Rubino, Jr.
Senior Vice President

(Tenant)
VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ Jeffrey J. Horowitz
Jeffrey J. Horowitz, CEO

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